Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-222342 and 333-268978 on Form S-8 and No. 333-265732 on Form F-3 of our reports dated March 27, 2024, relating to the financial statements of Noah Holdings Limited (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 24, 2024